Exhibit 99.1
Rexford Industrial Announces Second Quarter 2025 Financial Results

Los Angeles, California — July 16, 2025 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the second quarter of 2025.

Second Quarter 2025 Financial and Operational Highlights
•Net income attributable to common stockholders of $113.4 million, or $0.48 per diluted share, as compared to $79.8 million, or $0.37 per diluted share, for the prior year quarter.
•Company share of Core FFO of $139.7 million, an increase of 7.8% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.59, a decrease of 1.7% as compared to the prior year quarter.
•Total Portfolio NOI of $186.3 million, an increase of 2.9% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 1.1% and Same Property Portfolio Cash NOI increased 3.9% as compared to the prior year quarter.
•Same Property Portfolio ending occupancy of 96.1%, an increase of 0.4% as compared to the prior quarter.
•Average Same Property Portfolio occupancy of 95.9%.
•Executed 1.7 million rentable square feet of new and renewal leases. Comparable rental rates increased by 20.9%, compared to prior rents, on a net effective basis and by 8.1% on a cash basis.
•Signed 519,244 square feet of leases related to the Company’s repositioning and redevelopment pipeline, including two leases executed subsequent to quarter end.
•Sold two properties for a total sales price of $81.6 million, generating a 12.8% unlevered IRR to the Company.
•Ended the quarter with a low-leverage balance sheet measured by a Net Debt to Enterprise Value ratio of 25.0% and Net Debt to Adjusted EBITDAre of 4.0x.
•Moody’s affirmed the Company’s Baa2 rating with a stable outlook.

“Rexford Industrial maintained strong performance in the second quarter and year to date, demonstrating the resiliency of our business model in today’s dynamic market environment,” said Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “The long-term, superior supply and demand drivers within infill Southern California, our substantial embedded growth opportunity, fortress-like balance sheet and best-in-class team continue to deliver growing value to our stakeholders.”

Financial Results

The Company reported net income attributable to common stockholders for the second quarter of $113.4 million, or $0.48 per diluted share, compared to $79.8 million, or $0.37 per diluted share, for the prior year quarter. For the six months ended June 30, 2025, net income attributable to common stockholders was $181.8 million, or $0.78 per diluted share, compared to $138.4 million, or $0.64 per diluted share, for the prior year period. Net income for the six months ended June 30, 2025 includes $57.5 million of gains on sale of real estate, as compared to $16.3 million for the prior year period.

The Company reported its share of Core FFO for the second quarter of $139.7 million, representing a 7.8% increase compared to $129.6 million for the prior year quarter. The Company reported Core FFO of $0.59 per diluted share, representing a decrease of 1.7% compared to $0.60 per diluted share for the prior year quarter. For the six months ended June 30, 2025, Core FFO was $280.7 million, representing a 10.9% increase compared to $253.1 million for the prior year period. For the six months ended June 30, 2025, the Company reported Core FFO of $1.21 per diluted share, representing an increase of 3.4% compared to $1.17 per diluted share for the prior year period.

In the second quarter, the Company’s total portfolio NOI and Cash NOI increased 2.9% and 5.7%, respectively, compared to the prior year quarter. For the six months ended June 30, 2025, the Company’s total portfolio NOI and Cash NOI increased 10.2% and 12.7%, respectively, compared to the prior year period.

In the second quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 1.1% and 3.9%, respectively, compared to the prior year quarter. For the six months ended June 30, 2025, the Company’s Same Property Portfolio NOI and Cash NOI increased 0.9% and 4.5%, respectively, compared to the prior year period.

Operating Results

	Q2 2025 Leasing Activity
			Releasing Spreads(1)(2)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	41	678,727	(17.6)%	(22.9)%
Renewal Leases	58	1,020,266	31.2%	16.3%
Total Leases	99	1,698,993	20.9%	8.1%

(1)Net effective and cash rent statistics only include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail.
(2)The net effective and cash releasing spreads for New Leases were disproportionately impacted by a 106,251-square-foot lease with a net effective and cash releasing spread of (31.6%) and (36.9%), respectively. This lease represented approximately 54% of the 196,430 square feet of comparable new leases signed during the quarter. Excluding this lease, net effective and cash releasing spreads for New Leases would have been (0.5%) and 4.2%, respectively.

As of June 30, 2025, the Company’s Same Property Portfolio occupancy was 96.1%. Average Same Property Portfolio occupancy for the second quarter was 95.9%. The Company’s total portfolio, excluding value-add repositioning assets, was 95.0% occupied and 95.1% leased, and the Company’s total portfolio, including value-add repositioning assets, was 89.2% occupied and 89.8% leased. The Company’s improved land and industrial outdoor storage (IOS) sites, totaling approximately 8.5 million land square feet or 196.2 acres, were 97.9% leased at June 30, 2025.

Transaction Activity

During the second quarter of 2025 and subsequent to quarter end, the Company executed 519,244 square feet of repositioning and redevelopment leases. Year to date, executed repositioning and redevelopment leasing totals 912,342 square feet.

During the second quarter of 2025, the Company stabilized one repositioning and one redevelopment project, totaling 330,602 square feet, representing a total investment of $76.0 million. The projects achieved a weighted average unlevered stabilized yield of 7.3% on total investment.

Year to date, the Company stabilized seven repositioning and redevelopment projects totaling 890,857 square feet, which represent a total investment of $221.4 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 7.4%.

During the second quarter of 2025, as previously disclosed, the Company disposed of 20 Icon, Lake Forest, located in the Orange County — South submarket and 2270 Camino Vida Roble, Carlsbad, located in the San Diego — North submarket, for an aggregate sales price of $81.6 million. These transactions, totaling 208,610 square feet, generated a weighted average unlevered IRR to the Company of 12.8%.

Year to date, the Company disposed of three properties totaling 336,385 square feet for an aggregate sales price of $134.0 million, generating a weighted average unlevered IRR to the Company of 11.9%.

The Company has an additional $54 million of dispositions under contract or accepted offer. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions. The Company currently has no acquisitions under contract or accepted offer.

Balance Sheet
The Company ended the second quarter of 2025 with $1.8 billion of total liquidity including $431.1 million in unrestricted cash on hand, $130.1 million in restricted cash and $1.245 billion available under its unsecured revolving credit facility.

On May 30, 2025, the Company amended its senior unsecured credit agreement to, among other changes, increase the borrowing capacity under its unsecured revolving credit facility from $1.0 billion from $1.25 billion, extend the maturity of its unsecured revolving credit facility from May 2026 to May 2029 (with two extension options of six months each), extend the maturity of its $400 million unsecured term loan from July 2025 to May 2030 and lower the interest rate by eliminating the 0.10% SOFR adjustment that previously applied to both the unsecured revolving credit facility and $400 million unsecured term loan.

On June 30, 2025, the Company executed three interest rate swap agreements to manage its exposure to changes in SOFR related to $400 million of its variable-rate debt. These swaps, which became effective July 1, 2025, and mature on May 30, 2030, fix Daily SOFR at a weighted average rate of 3.41375%. Including the impact of these interest rate swaps, the hedged effective interest rate on the $400 million unsecured term loan maturing in May 2030 is 4.21375%.

Subsequent to the second quarter of 2025, the Company exercised the second of the three one-year extension options to extend the maturity date of the $60 million term loan facility to October 27, 2026.

As of June 30, 2025, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.757%, assuming the noted interest rate swaps were effective as of June 30, 2025, and no floating rate debt exposure. The average term-to-maturity of the Company’s outstanding debt is 3.7 years with no significant debt maturities until 2027.

On June 30, 2025, Moody’s Ratings affirmed the Company's senior unsecured rating of Baa2 with a stable outlook.

Dividends

On July 14, 2025, the Company’s Board of Directors authorized a dividend in the amount of $0.43 per share for the third quarter of 2025, payable in cash on October 15, 2025, to common stockholders and common unit holders of record as of September 30, 2025.

On July 14, 2025, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on September 30, 2025, to preferred stockholders of record as of September 15, 2025.

Guidance

The Company is updating its full year 2025 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2025 Guidance Rollforward.

2025 Outlook (1)	Q2 2025 Updated Guidance	Q1 2025 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.38 - $1.42	$1.31 - $1.35
Company share of Core FFO per diluted share	$2.37 - $2.41	$2.37 - $2.41
Same Property Portfolio NOI Growth — Net Effective	0.75% - 1.25%	0.75% - 1.25%
Same Property Portfolio NOI Growth — Cash	2.25% - 2.75%	2.25% - 2.75%
Average Same Property Portfolio Occupancy (Full Year) (2)	95.5% - 96.0%	95.5% - 96.0%
General and Administrative Expenses (3)	+/- $82M	+/- $82M
Net Interest Expense	+/- $107M	+/- $109.5M

(1)2025 Guidance represents the in-place portfolio as of June 30, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)As of June 30, 2025, our 2025 Same Property Portfolio consisted of 289 properties totaling 38.0 million rentable square feet representing approximately 80% of Q2 2025 total portfolio NOI.
(3)2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $37.3 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Thursday, July 17, 2025, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of June 30, 2025, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 422 properties with approximately 51.0 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table, which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.38	$1.42
Company share of depreciation and amortization	1.23	1.23
Company share of gains on sale of real estate(1)	(0.25)	(0.25)
Company share of FFO	$2.36	$2.40
Add: Core FFO adjustments(2)	0.01	0.01
Company share of Core FFO	$2.37	$2.41
(1)Reflects the sale of 1055 Sandhill Avenue on March 28, 2025, 20 Icon on April 3, 2025 and 2270 Camino Vida Roble on May 23, 2025.
(2)Core FFO adjustments consist of (i) acquisition expenses, (ii) debt extinguishment and modification expenses, (iii) amortization of the loss on termination of interest rate swaps and (iv) severance costs associated with workforce reduction.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2025 Same Property Portfolio is a subset of our total portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through June 30, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through June 30, 2025, and (ii) properties acquired prior to January 1, 2024 that were classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of June 30, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 38.0 million rentable square feet at 289 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of June 30, 2025, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 25.0%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, non-cash stock-based compensation expense, gain (loss) on debt extinguishment and debt modification expenses, acquisition expenses, impairments of right of use assets and the pro-forma effects of acquisitions and dispositions. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations
Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Land	$7,787,021	$7,822,290
Buildings and improvements	4,594,494	4,611,987
Tenant improvements	186,429	188,217
Furniture, fixtures, and equipment	132	132
Construction in progress	431,807	333,690
Total real estate held for investment	12,999,883	12,956,316
Accumulated depreciation	(1,070,684)	(977,133)
Investments in real estate, net	11,929,199	11,979,183
Cash and cash equivalents	431,117	55,971
Restricted cash	130,071	—
Loan receivable, net	123,474	123,244
Rents and other receivables, net	12,861	15,772
Deferred rent receivable, net	173,691	161,693
Deferred leasing costs, net	71,482	67,827
Deferred loan costs, net	7,892	1,999
Acquired lease intangible assets, net	169,036	201,467
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	3,586	8,942
Other assets	15,765	26,964
Assets associated with real estate held for sale, net	6,282	—
Total Assets	$13,079,612	$12,648,218
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,347,575	$3,345,962
Interest rate swap liability	667	—
Accounts payable, accrued expenses and other liabilities	124,814	149,707
Dividends and distributions payable	105,594	97,823
Acquired lease intangible liabilities, net	129,683	147,473
Tenant security deposits	90,757	90,698
Tenant prepaid rents	85,494	90,576
Liabilities associated with real estate held for sale	4	—
Total Liabilities	3,884,588	3,922,239
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at June 30, 2025 and December 31, 2024 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at June 30, 2025 and December 31, 2024 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 236,694,751 and 225,285,011 shares outstanding at June 30, 2025 and December 31, 2024, respectively	2,367	2,253
Additional paid in capital	9,140,264	8,601,276
Cumulative distributions in excess of earnings	(462,309)	(441,881)
Accumulated other comprehensive loss	1,092	6,746
Total stockholders’ equity	8,837,090	8,324,070
Noncontrolling interests	357,934	401,909
Total Equity	9,195,024	8,725,979
Total Liabilities and Equity	$13,079,612	$12,648,218

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES
Rental income	$241,568	$232,973	$490,389	$443,963
Management and leasing services	132	156	274	288
Interest income	7,807	4,444	11,131	7,418
TOTAL REVENUES	249,507	237,573	501,794	451,669
OPERATING EXPENSES
Property expenses	55,298	51,905	110,559	99,387
General and administrative	19,752	19,307	39,620	39,287
Depreciation and amortization	71,188	67,896	157,928	134,174
TOTAL OPERATING EXPENSES	146,238	139,108	308,107	272,848
OTHER EXPENSES
Other expenses	244	304	2,483	1,712
Interest expense	26,701	28,412	53,989	43,083
TOTAL EXPENSES	173,183	167,824	364,579	317,643
Debt extinguishment and modification expenses	(291)	—	(291)	—
Gains on sale of real estate	44,361	16,268	57,518	16,268
NET INCOME	120,394	86,017	194,442	150,294
Less: net income attributable to noncontrolling interests	(4,060)	(3,541)	(6,909)	(6,447)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	116,334	82,476	187,533	143,847
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: earnings attributable to participating securities	(592)	(409)	(1,131)	(827)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$113,427	$79,752	$181,773	$138,391
Net income attributable to common stockholders per share – basic	$0.48	$0.37	$0.78	$0.64
Net income attributable to common stockholders per share – diluted	$0.48	$0.37	$0.78	$0.64
Weighted-average shares of common stock outstanding – basic	236,099	217,389	231,771	215,895
Weighted-average shares of common stock outstanding – diluted	236,099	217,389	231,771	215,913

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	June 30,
	2025	2024	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	95.6%	97.1%	(150) bps
Orange County	99.0%	99.7%	(70) bps
Riverside / San Bernardino County	96.6%	96.7%	(10) bps
San Diego County	96.1%	96.0%	10 bps
Ventura County	91.4%	94.4%	(300) bps
Same Property Portfolio Weighted Average Occupancy	95.9%	97.0%	(110) bps

Ending Occupancy:	96.1%	97.4%	(130) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 2Q-2025 and March 2025 (for 2Q-2025) and the end of each month in 2Q-2024 and March 2024 (for 2Q-2024).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Rental income	$191,653	$188,183	$3,470	1.8%	$380,012	$374,370	$5,642	1.5%
Property expenses	42,060	40,242	1,818	4.5%	83,534	80,500	3,034	3.8%
Same Property Portfolio NOI	$149,593	$147,941	$1,652	1.1%	$296,478	$293,870	$2,608	0.9%
Straight line rental revenue adjustment	(4,804)	(7,503)	2,699	(36.0)%	(7,959)	(14,758)	6,799	(46.1)%
Above/(below) market lease revenue adjustments	(5,129)	(6,034)	905	(15.0)%	(10,001)	(12,471)	2,470	(19.8)%
Same Property Portfolio Cash NOI	$139,660	$134,404	$5,256	3.9%	$278,518	$266,641	$11,877	4.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$120,394	$86,017	$194,442	$150,294
General and administrative	19,752	19,307	39,620	39,287
Depreciation and amortization	71,188	67,896	157,928	134,174
Other expenses	244	304	2,483	1,712
Interest expense	26,701	28,412	53,989	43,083
Debt extinguishment and modification expenses	291	—	291	—
Management and leasing services	(132)	(156)	(274)	(288)
Interest income	(7,807)	(4,444)	(11,131)	(7,418)
Gains on sale of real estate	(44,361)	(16,268)	(57,518)	(16,268)
Net operating income (NOI)	$186,270	$181,068	$379,830	$344,576
Straight line rental revenue adjustment	(6,918)	(9,567)	(12,435)	(16,935)
Above/(below) market lease revenue adjustments	(5,788)	(7,268)	(14,974)	(14,859)
Cash NOI	$173,564	$164,233	$352,421	$312,782

NOI	$186,270	$181,068	$379,830	$344,576
Non-Same Property Portfolio rental income	(49,915)	(44,790)	(110,377)	(69,593)
Non-Same Property Portfolio property expenses	13,238	11,663	27,025	18,887
Same Property Portfolio NOI	$149,593	$147,941	$296,478	$293,870
Straight line rental revenue adjustment	(4,804)	(7,503)	(7,959)	(14,758)
Above/(below) market lease revenue adjustments	(5,129)	(6,034)	(10,001)	(12,471)
Same Property Portfolio Cash NOI	$139,660	$134,404	$278,518	$266,641

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$120,394	$86,017	$194,442	$150,294
Adjustments:
Depreciation and amortization	71,188	67,896	157,928	134,174
Gains on sale of real estate	(44,361)	(16,268)	(57,518)	(16,268)
Funds From Operations (FFO)	$147,221	$137,645	$294,852	$268,200
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: FFO attributable to noncontrolling interests(1)	(4,962)	(5,410)	(10,356)	(10,598)
Less: FFO attributable to participating securities(2)	(728)	(582)	(1,478)	(1,152)
Company share of FFO	$139,216	$129,338	$278,389	$251,821

Company Share of FFO per common share – basic	$0.59	$0.59	$1.20	$1.17
Company Share of FFO per common share – diluted	$0.59	$0.59	$1.20	$1.17

FFO	$147,221	$137,645	$294,852	$268,200
Adjustments:
Acquisition expenses	23	58	102	108
Debt extinguishment and modification expenses	291	—	291	—
Amortization of loss on termination of interest rate swaps	—	59	—	118
Non-capitalizable demolition costs	—	129	365	1,127
Severance costs associated with workforce reduction(3)	199	—	1,682	—
Core FFO	$147,734	$137,891	$297,292	$269,553
Less: preferred stock dividends	(2,315)	(2,315)	(4,629)	(4,629)
Less: Core FFO attributable to noncontrolling interest(1)	(4,979)	(5,418)	(10,440)	(10,644)
Less: Core FFO attributable to participating securities(2)	(731)	(583)	(1,491)	(1,158)
Company share of Core FFO	$139,709	$129,575	$280,732	$253,122

Company share of Core FFO per common share – basic	$0.59	$0.60	$1.21	$1.17
Company share of Core FFO per common share – diluted	$0.59	$0.60	$1.21	$1.17

Weighted-average shares of common stock outstanding – basic	236,099	217,389	231,771	215,895
Weighted-average shares of common stock outstanding – diluted	236,099	217,389	231,771	215,913
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into OP units. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$120,394	$86,017	$194,442	$150,294
Interest expense	26,701	28,412	53,989	43,083
Depreciation and amortization	71,188	67,896	157,928	134,174
Gains on sale of real estate	(44,361)	(16,268)	(57,518)	(16,268)
EBITDAre	$173,922	$166,057	$348,841	$311,283
Stock-based compensation amortization	10,091	11,057	19,790	20,145
Debt extinguishment and modification expenses	291	—	—	—
Acquisition expenses	23	58	102	108
Pro forma effect of acquisitions	—	1,058	—	13,901
Pro forma effect of dispositions(1)	(216)	(124)	(54)	(124)
Adjusted EBITDAre	$184,111	$178,106	$368,679	$345,313

(1)Represents the estimated impact on second quarter 2025 EBITDAre of second quarter 2025 dispositions as if they had been sold as of April 1, 2025 and the impact on second quarter 2024 EBITDAre of second quarter 2024 dispositions as if they had been sold as of April 1, 2024.